Endeavor Power Corp 8-K
Exhibit 10.27

CONSULTING AGREEMENT

           THIS AGREEMENT (the “Agreement”), is made and entered into as of this 11th day of July 2012, by and between Greg Suess, an individual, located 1126 Strandella Road, Bel Air, CA 90077(“Suess” or the “Consultant”), and Parallax Diagnostics, Ltd. 2 Canal Park, 5th Floor Cambridge, MA 02141 (the “Client” the “Company”) (together the “Parties”).

WHEREAS, Consultant is to provide the of services for management consulting and business advisory;

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed for Parallax Diagnostics, Ltd. hereinafter referred to as the (“Company”); and

WHEREAS, the Parties desire to set forth the terms and conditions under which Consultant shall provide services to the Client.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement

The Agreement shall cover only the advisory settlement negotiation as set forth as services rendered (the “Term”)

Nature of Services to be rendered.

During the Term and any renewal thereof, Consultant shall: (a) provide the Client with corporate consulting services on a best efforts basis in connection with corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services; (the “Services”). It is acknowledged and agreed by the Client that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws.  The Services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

Disclosure of Information

Consultant agrees as follows:

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Client without the written consent and approval of the Client other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Client to enable the Client to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Purchase Right.

In exchange for Consultant rendering services hereunder,

Consultant may purchase 75,000 shares of Parallax Diagnostics, Ltd. restricted common stock, at par value of $0.001, with the cost totaling $75.00.   The shares will be delivered, to the consultants address above; by an overnight delivery service of the Company’s choosing.

Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, “Securities Laws”) impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company.  Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Client hereby agrees (i) all information about the Company provided to the Consultant by the Client, which the Client expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Client shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Client, in light of the circumstances in which they were made, not misleading, and (iii) the Client shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law.  Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party’s breach or violation of a Securities Law is caused by the indemnified party’s breach or violation of the Agreement, or any Securities Law.

Issuance of Restricted Stock to Consultant

The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Client shall take all corporate action necessary for the issuance Restricted Stock, to be legally valid and irrevocable, including obtaining the prior approval of the Board of Directors.

Indemnification of Consultant by the Company.

The Client acknowledges that the Consultant relies on information provided by the Client in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company’s securities occurring out of or in connection with the Consultant’s relationship with the Client including, without limitation, reasonable attorney’s fees and other costs arising out of any such claims; provided, however, that the Client will not
Be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

Indemnification of the Client by the Consultant.

The Consultant shall identify and hold harmless the Client and its principals from and against any and all liabilities and damages arising out of any the Consultant’s gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

Entire Understanding/Incorporation of other Documents.

The Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

No Assignment or Delegation Without Prior Approval.

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Survival of Agreement.

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.

Consultant agrees to perform its consulting duties hereto as an independent contractor.  Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement.

No Amendment Except in Writing.

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach.

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

Severability of the Agreement.

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Non-Circumvention.  The parties agree that confidential Information shall not be used for the enrichment, directly or indirectly, of the Recipient or its affiliates, without the express written consent of Owner.  The parties further agree that following receipt of Confidential Information from Owner including but not limited to relationships and business contacts, Recipient shall not contract or attempt to sell to, transact with or purchase from Owner-provided sources without the written permission from Owner unless (i) a business relationship between Recipient and Owner-provided source predated this Agreement, and (ii) Recipient can substantiate exchanges specific to the Owner-disclosed information between Recipient and the Owner-provided source prior to the date of the signing of this Agreement.

Termination of the Agreement.

The Client may terminate the Agreement, with or without cause, by providing thirty days written notification to the Consultant. The Agreement will terminate thirty (30) days following the date of receipt of the written notification by the Consultant (“Date of Termination”).  In the event of termination of the Agreement by the Client, the Consultant shall be entitled to keep any and all fees, Company stock or other compensation it received from the Client under the Agreement prior to the Date of Termination.

Counterparts and Facsimile Signature.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Greg Suess, an Individual		Parallax Diagnostics, Ltd.

By:	/s/ Greg Suess	By:	Edward W Withrow III
	Greg Suess		Edward W Withrow III-Chairman